Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

On September 12, 2013 Columbia Laboratories, Inc. (“Columbia”) completed the acquisition of Molecular Profiles Limited (“Molecular Profiles”), by acquiring all of the outstanding capital stock of Molecular Profiles. The following unaudited pro forma condensed combined consolidated financial information is based on the historical consolidated financial statements of Columbia and Molecular Profiles and has been prepared to give effect to this completed acquisition.

The unaudited pro forma condensed combined consolidated statements of operations for the six month period ended June 30, 2013 and for the year ended December 31, 2012 give effect to the acquisition of Molecular Profiles as if it had occurred on January 1, 2012. The assumptions, estimates and adjustments herein have been made solely for purposes of developing this pro forma condensed combined consolidated financial information. The Molecular Profiles statements of operations have been adjusted to conform to accounting principles generally accepted in the United States of America (“US GAAP”) and converted to United States dollars.

The Company’s acquisition of Molecular Profiles will be accounted for under the acquisition method of accounting, which requires the total purchase price to be allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the date of acquisition. The excess of the purchase price over the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill. Management’s estimates of the fair values of tangible and intangible assets acquired and liabilities assumed is based, in part, on preliminary third-party valuations. The preliminary allocation of the purchase price reflected in this unaudited pro forma condensed combined consolidated financial information is based upon a preliminary valuation and the Company’s estimates and assumptions are subject to change. Therefore, upon additional analysis, it is possible that the fair values of assets acquired and liabilities assumed could differ from those presented in the unaudited pro forma condensed combined consolidated financial information and such differences could be material.

The unaudited pro forma condensed combined consolidated financial information, including the notes hereto, should be read in conjunction with the historical audited consolidated financial statements and related notes and “Management’s Discussions and Analysis of Financial Condition and Results of Operations” contained in Columbia’s Annual Report on Form 10-K for the year ended December 31, 2012 and Columbia’s Quarterly Report on Form 10-Q for the quarters ended September 30, 2013 and June 30, 2013, as well as the historical consolidated financial statements and related notes of Molecular Profiles that are included as Exhibits 99.1 to this Current Report on Form 8-K/A. The unaudited pro forma condensed combined consolidated financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of Columbia that would have been reported had the acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

Columbia Laboratories, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

Six Months Ended June 30, 2013

			Molecular Profiles
	Columbia		UK GAAP	US GAAP Adjustments		Pro Forma Adjustments		Pro Forma Combined
Product revenues	$12,392,028		$—	$—		$—		$12,392,028
Service revenues	—		4,968,117	—		(26,870	) (c)	4,941,247
Royalties	176,793		—	—		—		176,793
Royalties from related party	1,636,913		—	—		—		1,636,913
Other revenues	87,808		—	—		—		87,808

Total revenues	14,293,542		4,968,117	—		(26,870)		19,234,789
Cost of revenues	5,672,335		3,627,941	—		(46,612	) (c,d,e)	9,253,664

Gross profit	8,621,207		1,340,176	—		19,742		9,981,125
Operating expenses:
Sales and marketing	—		722,803	—		(9,915	) (d)	712,888
General and administrative	4,780,157		603,379	—		133,769	(d,e)	5,517,305

Total operating expenses	4,780,157		1,326,182	—		123,854		6,230,193

Income (loss) from operations	3,841,050		13,994	—		(104,112)		3,750,932
Interest income (expense), net	95,355		(55,647)	—		—		39,708
Change in fair value of common stock warrants	50,026		—	—		—		50,026
Other (expense) income, net	(82,362)		751,192	(612,267	) (a)	—		56,563

Income (loss) before income taxes	3,904,069		709,539	(612,267)		(104,112)		3,897,229
Provision (benefit) for income taxes	5,550		—	(52,428	) (b)	—		(46,878)

Net income (loss)	$3,898,519		$709,539	$(559,839)		$(104,112)		$3,944,107

Basic net income per share	$0.36	(f)						$0.33	(f)

Diluted net income per share	$0.35	(f)						$0.32	(f)

Basic weighted average common shares outstanding	10,921,570	(f)						11,972,893	(f)

Diluted weighted average common shares outstanding	11,075,046	(f)						12,126,369	(f)

See notes to the unaudited pro forma condensed combined consolidated financial information

Columbia Laboratories, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

Year Ended December 31, 2012

			Molecular Profiles
	Columbia		UK GAAP	US GAAP Adjustments		Pro forma Adjustments		Pro Forma Combined
Product revenues	$17,925,954		$—	$—		$—		$17,925,954
Service revenues	—		7,310,607	—		—		7,310,607
Product revenues from related party	4,304,519		—	—		—		4,304,519
Royalties	380,473		—	—		—		380,473
Royalties from related party	3,079,379		—	—		—		3,079,379
Other revenues	138,052		—	—		—		138,052

Total revenues	25,828,377		7,310,607	—		—		33,138,984
Cost of revenues	12,788,264		4,855,444	—		131,990	(d,e)	17,775,698

Gross profit	13,040,113		2,455,163	—		(131,990)		15,363,286
Operating expenses:
Sales and marketing	—		1,207,562	—		(5,394	)(d)	1,202,168
Research and development (net of reimbursement from relayed party $435,199 at December 31, 2012)	770,642		—	—		—		770,642
General and administrative	9,459,963		904,953	—		268,985	(d,e)	10,633,901

Total operating expenses	10,230,605		2,112,515	—		263,591		12,606,711

Income (loss) from operations	2,809,508		342,648	—		(395,581)		2,756,575
Interest income (expense), net	238,033		(49,655)	—		—		188,378
Change in fair value of common stock warrants	6,995,099		—	—		—		6,995,099
Other (expense) income, net	(122,660)		586,376	(304,992	)(a)	—		158,724

Income (loss) before income taxes	9,919,980		879,369	(304,992)		(395,581)		10,098,776
Provision (benefit) for income taxes	2,707		—	(143,695	)(b)	—		(140,988)

Net income (loss)	$9,917,273		$879,369	$(161,297)		$(395,581)		$10,239,764

Basic net income per share	$0.91	(g)						$0.85	(g)

Diluted net income per share	$0.26	(g)						$0.27	(g)

Basic weighted average common shares outstanding	10,914,476	(g)						11,965,799	(g)

Diluted weighted average common shares outstanding	11,063,034	(g)						12,114,357	(g)

See notes to the unaudited pro forma condensed combined consolidated financial information

Columbia Laboratories, Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Information

Note 1. Basis of Pro Forma Presentation

On September 12, 2013, Columbia acquired all of the outstanding capital stock of Molecular Profiles Limited (“Molecular Profiles”), a U.K.-based pharmaceutical development services company. The main service lines that have been added to the Company’s portfolio as a result of the acquisition include:

•	Formulation, scale-up and clinical trial manufacturing supply services;

•	Advanced physical and chemical analysis services; and,

•	Consulting services.

The acquisition expands Columbia’s business model and customer base while diversifying the Company’s revenue streams. With the addition of Molecular Profiles, the Company has broadened its technical expertise in the field of pharmaceutical development and analytical services. As a result of the transaction, former Molecular Profiles stockholders, in the aggregate, received for their shares of Molecular Profiles common stock, $16.7 million in cash and 1,051,323 shares of Columbia’s common stock. The total consideration is valued at $24.9 million, based upon the closing price of Columbia’s common stock on September 12, 2013.

On July 26, 2013, Columbia’s Board of Directors set a ratio of 1-for-8 for its previously approved reverse stock split which took effect on August 9, 2013. The reverse stock split was approved by Columbia’s shareholders at its annual meeting of shareholders on May 1, 2013. All share and per share amounts relating to the common stock, stock options and warrants included in the unaudited pro forma condensed combined consolidated financial information and accompanying footnotes have been retroactively adjusted for all periods presented to give effect to this reverse stock split, including reclassifying an equal amount to the reduction in par value of common stock to additional paid-in capital. The reverse stock split did not result in a retroactive adjustment to the share amounts for any of the classes of the Company’s preferred stock.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined consolidated financial statement to give effect to the pro forma events that are directly attributable to the acquisition of Molecular Profiles by Columbia, factually supportable, and with respect to the statement of operations, expected to have a continuing impact on the combined consolidated results.

The financial statements of Molecular Profiles were originally prepared using British pounds sterling (“GBP”) as the reporting currency. The financial statements, the related US GAAP adjustments and the pro forma adjustments presented herein have been translated from GBP to US Dollars (“USD”) using the average monthly historic exchange rates during the periods, and is presented in accordance with US GAAP accounting guidance.

The unaudited pro forma condensed combined consolidated financial information has been prepared to give effect to the acquisition, which will be accounted for under the acquisition method in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under ASC 805, the total purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the date of the acquisition. The excess of the purchase price over the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill.

The unaudited pro forma condensed combined consolidated financial information included herein has been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) for purposes of inclusion in Columbia’s amended Current Report on Form 8-K/A prepared in connection with the acquisition of Molecular Profiles. Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading. The significant accounting policies used in preparing the unaudited pro forma condensed combined consolidated financial information are set out in Columbia’s Annual Report on Form 10-K filed with the SEC on March 14, 2013 and subsequently updated on Form 10-Q filed with the SEC on November 7, 2013.

The pro forma adjustments and allocations of the preliminary purchase price are based in part on estimates of fair value of assets acquired and liabilities assumed. A preliminary determination of the related purchase price allocation has been presented herein; however, additional analysis with respect to the value of certain assets, contractual arrangements, tax attributes, and liabilities could materially affect the allocation of the purchase price to the assets and liabilities presented in the unaudited pro forma condensed combined consolidated financial information.

The information concerning Columbia has been derived from the unaudited consolidated financial statements of Columbia for the six months ended June 30, 2013 and the audited financial statements of Columbia for the year ended December 31, 2012 both prepared in accordance with US GAAP. The information concerning Molecular Profiles has been derived from the unaudited consolidated financial statements of Molecular Profiles for the six months ended June 30, 2013 and the unaudited consolidated financial statements of Molecular Profiles for the year ended December 31, 2012 both prepared in accordance with UK GAAP. Molecular Profiles had a fiscal year ending July 31, as such, for the six months ended we used the six months ended July 31, 2013 and for the year ended we used the twelve months ended January 31, 2013.

The unaudited statement of operations of Molecular Profiles for the six months ended June 30, 2013 was derived from the unaudited accounting records of Molecular profiles after making adjustments to convert this financial information to US GAAP and accounting policies consistent with that of Columbia.

Certain reclassifications and adjustments have been made to Molecular Profiles’ historical balances in the unaudited pro forma condensed combined consolidated financial statements to conform to Columbia’s presentation and accounting policies.

The unaudited pro forma condensed combined consolidated financial information is provided for informational purposes only and does not purport to be indicative of the Company’s financial position or results of operations which would actually have been obtained had these transactions been completed as of the date or for the periods presented, or of the financial position or results of operations that may be obtained in the future.

Note 2. Preliminary Purchase Price Allocation

For purposes of the pro forma condensed combined consolidated financial information, Columbia has preliminarily allocated the purchase price to the net tangible and intangible assets based on their estimated fair values as of September 12, 2013. As such, the assets acquired and liabilities assumed, including intangible assets, presented in the table below are provisional and will be finalized in a later period once the fair value procedures are completed.

The following table summarizes the preliminary purchase price allocation, net of the cash and debt acquired:

Purchase price:
Cash and stock paid	$24,852,511
Cash acquired	(2,230,514)
Debt assumed	3,889,486

Purchase price, net	$26,511,483

Assets (liabilities) acquired:
Accounts receivable	$3,583,614
Prepaid expenses and other current assets	970,379
Deferred income taxes	864,958
Property and equipment	11,967,176
Goodwill	10,259,583
Intangibles	3,800,000
Accounts payable	(999,539)
Accrued expenses	(1,045,309)
Deferred revenue	(2,889,379)

Total	$26,511,483

The Company is utilizing an independent third-party valuation firm in determining the fair values of the definite-lived intangible assets. The income approach, which includes the application of the relief from royalty method or the discounted cash flow method, is the primary technique utilized in valuing the identifiable intangible assets. The Company expects to amortize the preliminary value of trademarks estimated at $0.4 million, developed technology estimated at $1.4 million, and customer relationships estimated at $2.0 million on a straight-line basis over 3.5 years, 8 years, and 12 years, respectively. Goodwill represents the excess of the purchase price over the estimated fair values of the net tangible and intangible assets acquired. The goodwill is expected to be deductible for tax purposes. Additional analysis with respect to the value of certain assets, contractual arrangements, tax attributes, and liabilities could materially affect the allocation of the consideration to the assets and liabilities presented in the unaudited pro forma condensed combined consolidated financial information.

Note 3. US GAAP Adjustments to Molecular Profiles’ Historical Financial Statements

Included in the unaudited pro forma condensed combined consolidated financial information are the US GAAP adjustments to Molecular Profiles’ historical financial statements for the six month period ended June 30, 2013 and for the year ended December 31, 2012.

(a)	Adjustment to other income/deferred revenue

Under UK GAAP, the Company matches income to the related expenses associated with the grants. Under US GAAP, revenue is recognized under the proportional performance method over the expected life of the contractual agreement. Columbia is recognizing grant income over the performance period based on the overall risks associated with the grants.

(b)	Provision (benefit) for income taxes

Under UK GAAP, deferred tax assets are recognized only to the extent that, on the basis of all available evidence, it is considered that there will be sufficient future profits from which the reversal of the timing losses can be deducted. There is a general acceptance that an entity would look out between 1-3 years when considering future profitability to evaluate the probability of realizing the assets. Under US GAAP, there is no accepted cap on the look-out period when the company had a history of profitability.

Under US GAAP, deferred taxes are presumptively recognized on unremitted earnings related to foreign countries unless there is sufficient evidence that the country will invest the undistributed earnings indefinitely.

Note 4. Pro Forma Adjustments

The unaudited pro forma condensed combined consolidated financial information reflects adjustments attributable to the acquisition to adjust amounts related to Molecular Profiles net tangible and intangible assets to an estimate of the fair values of those amounts as of the date of acquisition.

Columbia has not identified any material pre-acquisition contingencies where the related asset or liability is probable and the amount of the asset or liability can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available that would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The unaudited pro forma condensed combined consolidated financial information includes pro forma adjustments to:

(c)	Reflects a $26,870 intercompany revenue and cost of revenue transaction between Molecular Profiles and Columbia, which requires elimination in consolidation.

(d)	Reflects a $99,153 and $53,943 decrease in depreciation expense for the six months ended June 30, 2013 and the year ended December 31, 2012, respectively, relating to differences in the useful lives of the property and equipment. Molecular Profiles had depreciated the assets using an accelerated method whereas, Columbia depreciates the assets using a straight line basis. Columbia depreciates its property over 39 years and its equipment over 3 to 10 years.

(e)	Adjustment to record the amortization expense for the estimated definite-lived intangible assets acquired is as follows:

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
Trademark	$51,428	$102,857
Developed technology	90,000	180,000
Customer relationships	83,333	166,667

TOTAL	$224,761	$449,524

Amortization expense associated with the developed technology is recorded as cost of revenues in the unaudited pro forma condensed combined consolidated statement of operations. Amortization expense associated with the trademarks and customer relationships is recorded as general and administrative expense in the unaudited pro forma condensed combined consolidated statement of operations.

(f)	The calculation of basic and diluted income per common share for the six month period ended June 30, 2013 is as follows:

	Columbia	Pro Forma Combined
Income per share –basic
Net income	$3,898,519	$3,944,107
Less: Preferred stock dividends	(13,750)	(13,750)

Net Income applicable to common stock	$3,884,769	$3,930,357

Weighted average number of common shares outstanding	10,921,570	11,972,893

Net Income per common share – basic	$0.36	$0.33

Income per share – Diluted
Net income applicable to common stock	$3,884,769	$3,930,357
Add: Preferred stock dividends	13,750	13,750
Less: Fair value of common stock warrants for dilutive common stock warrants	(50,026)	(50,026)

Net income applicable to dilutive common stock	$3,848,493	$3,894,081

Weighted average number of common shares outstanding – Basic
Effect of dilutive securities
Dilutive stock awards	11,026	11,026
Dilutive preferred share conversions	142,450	142,450

	153,476	153,476

Weighted average number of common shares outstanding – diluted	11,075,046	12,126,369

Net income per common share – diluted	$0.35	$0.32

(g)	The calculation of basic and diluted income per common share for the year ended December 31, 2012 is as follows:

	Columbia	Pro Forma Combined
Income per share –basic
Net income	$9,917,273	$10,239,764
Less: Preferred stock dividends	(29,334)	(29,334)

Net Income applicable to common stock	$9,887,939	$10,210,430

Weighted average number of common shares outstanding	10,914,476	11,965,799

Net Income per common share – basic	$0.91	$0.85

Income per share – Diluted
Net income applicable to common stock	$9,887,939	$10,210,430
Add: Preferred stock dividends	29,334	29,334
Less: Fair value of common stock warrants for dilutive common stock warrants	(6,995,099)	(6,995,099)

Net income applicable to dilutive common stock	$2,922,174	$3,244,665

Weighted average number of common shares outstanding – Basic
Effect of dilutive securities
Dilutive stock awards	6,108	6,108
Dilutive preferred share conversions	142,450	142,450

	148,558	148,558

Weighted average number of common shares outstanding – diluted	11,063,034	12,114,357

Net income per common share – diluted	$0.26	$0.27